UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2014

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Portfolio Recovery Associates, Inc.
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2014, the Board of Directors of Portfolio Recovery Associates, Inc. (the “Company”) adopted resolutions to change the Company’s name to PRA Group, Inc.  On October 23, 2014, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to amend the first article of the Company’s Certificate of Incorporation to implement the name change, and on October 24, 2014 the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State reflecting the name change.  A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto. In addition, the Company’s By-laws were amended to reflect the name change to PRA Group, Inc.  A copy of the By-laws, as amended, is attached hereto as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No. 3.1  Amended Certificate of Incorporation filed with the Secretary of State of Delaware on October 24, 2014.

Exhibit No. 3.2  Amended By-laws of PRA Group, Inc., dated October 27, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

October 29, 2014	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

Exhibit Index

Exhibit No.	Description

3.1	Amended Certificate of Incorporation filed with the Secretary of State of Delaware on October 24, 2014.
3.2	Amended By-laws of PRA Group, Inc., dated October 27, 2014.